UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2014

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
0-54963	NEWPAGE HOLDINGS INC.	46-1505118	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, on January 3, 2014, NewPage Holdings Inc., a Delaware corporation (“NewPage”), Verso Paper Corp., a Delaware corporation (“Verso”), and Verso Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Verso (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with NewPage surviving the Merger as an indirect, wholly owned subsidiary of Verso.

On July 16, 2014, NewPage received the written consents signed by a sufficient number of holders of shares of NewPage common stock to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement (the “Company Stockholder Approval”). Obtaining the Company Stockholder Approval is a condition precedent to the closing of the Merger.

In connection with the Merger, NewPage filed an Information Statement on Schedule 14C (the “Information Statement”) with the SEC on July 11, 2014 and commenced the mailing of the Information Statement to its stockholders on or about the same date.

The parties continue to expect the transaction to close during the second half of 2014, subject to the satisfaction of certain other closing conditions set forth in the Merger Agreement.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of Verso and NewPage and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies, may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; the outcome of government investigations and third-party litigation involving both Verso and NewPage; actions taken by either of the companies; changes in regulatory, social and political conditions; and general economic conditions. Additional risks and factors that may affect results are set forth in Verso’s and NewPage’s respective filings with the Securities and Exchange Commission, including NewPage’s and Verso’s respective annual reports on Form 10-Ks for the year ending December 31, 2013. The forward-looking statements speak only as of the date of this communication. Neither Verso nor NewPage undertakes any obligation to update these statements.

Important Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This material is not a substitute for the joint proxy and information statement/prospectus that Verso and/or NewPage has filed with the Securities and Exchange Commission or any other documents that Verso and/or NewPage may send to their stockholders in connection with the pending merger. In connection with the pending merger, Verso has filed a registration statement on Form S-4, containing the joint proxy and information statement for Verso and NewPage and a prospectus of Verso, as well as other relevant documents concerning the proposed transaction, with the Securities and Exchange Commission. Verso and/or NewPage has mailed the joint proxy and information statement/prospectus to their investors and securities holders. INVESTORS AND SECURITY

HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to receive the registration statement containing the joint proxy and information statement/prospectus and will be able to receive other relevant documents, when filed, free of charge at the SEC’s web site, www.sec.gov, from Verso Investor Relations at http://investor.versopaper.com or from NewPage Investor Relations at http://investors.newpagecorp.com/sec-filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWPAGE HOLDINGS INC.

By:	/s/ Jay A. Epstein
Name:	Jay A. Epstein
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

Dated: July 16, 2014